Exhibit 99.2

November 8, 2007 AMENDMENT TO BYLAWS OF
HUNGARIAN TELEPHONE AND CABLE CORP.

Section 1 and Section 3 of Article V of the Bylaws shall be deleted and shall be replaced with the following:

1.	Certificates; Uncertificated Shares

(a)There shall be issued to each holder of fully paid shares of the capital stock of the Corporation a certificate or certificates for such shares; provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares.

(b)Where shares of capital stock of the Corporation are represented by certificates, the certificates representing such shares shall be in such form as shall be approved by the Board and shall be numbered and registered in the order issued.  They shall bear the holder’s name and the number of shares, and shall be signed by (i) the Chairman of the Board or the President or a Vice President, and (ii) the Secretary or Treasurer, or any Assistant Secretary or Assistant Treasurer, and shall bear the corporate seal.

(c)Certificates representing shares shall not be issued until the shares represented thereby are fully paid for.

(d)The Board may authorize the issuance of certificates (or uncertificated shares) for fractions of a share which shall entitle the holder to exercise voting rights, receive dividends and participate in liquidating distributions, in proportion to the fractional holdings.

3.	Transfer of Shares

(a) With respect to shares held in certificated form, transfers of shares of the Corporation may be made on the share records of the Corporation solely by the holder of such records, in person or by a duly authorized attorney, upon surrender for cancellation of the certificates representing such shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed and with such proof of the authenticity of the signature, and the authority to transfer and the payment of transfer taxes as the Corporation or its agents may require.  With respect to shares held in uncertificated form, transfers of such shares shall be made by delivery of duly executed instructions or in any other manner permitted by applicable law.

 (b) The Corporation shall be entitled to treat the holder of record of any shares as the absolute owner thereof for all purposes and shall not be bound to recognize any legal equitable or other claim to, or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.